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                                                                   Exhibit 10.26

                     LEASE AGREEMENT FOR A GAMMA KNIFE UNIT

        THIS AGREEMENT FOR A GAMMA KNIFE UNIT on May 28, 1999, (hereinafter, referred to as the "Agreement") is entered into between GK Financing, LLC, a California Limited Liability Company, (hereinafter referred to as "GKF"), and Froedtert Memorial Lutheran Hospital, a non-profit Wisconsin corporation, (hereinafter referred to as "Medical Center").

                                 R E C I T A L S

        WHEREAS, Medical Center wants to lease a Leksell Stereotactic Gamma Unit Manufactured by Elekta Instruments, Inc., (hereinafter referred to as the "Equipment"); and

        WHEREAS, GKF is willing to lease the Equipment which GKF has acquired from Elekta Instruments, Inc., a Georgia corporation (hereinafter referred to as "Elekta"), to Medical Center, pursuant to the terms and conditions of this Agreement.

        NOW, therefore, in consideration of the foregoing premises and the promises contained herein, the parties hereto hereby agree as follows:

        1. Execution of LGK Agreement by and between Medical Center and Elekta. Medical Center agrees that simultaneously with the execution of this Agreement it shall execute that certain LGK Agreement with Elekta, (hereinafter referred to as the "LGK Agreement"), a copy of which is attached hereto as Exhibit A and incorporated herein by this reference. Medical Center agrees to fulfill all of its obligations under the LGK Agreement and acknowledges that GKF is a third party beneficiary of the LGK Agreement. Medical Center shall indemnify and hold harmless GKF in the event that GKF suffers any loss, damage, claim or expense (including reasonable attorneys' fees) solely as a result of Medical Center's breach or alleged breach of the LGK Agreement.

        2. Delivery of the Equipment and Site preparation. GKF shall arrange to have the Equipment delivered to Medical Center, at Froedtert Memorial Lutheran Hospital, 9200 W. Wisconsin Avenue, Milwaukee, Wisconsin, 53226 (the "Site") in coordination with Elekta.

        Medical Center shall provide a Site, at its own expense, in accordance with all of the Equipment manufacturer's (Elekta's) guidelines, specifications, technical instruments and Site Planning Criteria (which Site Planning Criteria are attached hereto as Exhibit B and incorporated herein by this reference), which criteria shall include Elekta's estimated delivery schedule when and as received by GKF, on Medical Center controlled property (The "Site") for the proper performance of Gamma Knife procedures. Site location shall


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be reasonably acceptable to GKF. Medical Center shall prepare at its sole cost and expense the requisite site plans and specifications and shall submit them to Elekta and GKF for approval. Medical Center shall obtain, in a timely manner, a User License from the Nuclear Regulatory Commission and/or appropriate state agency authorizing it to take possession of the Cobalt Supply and shall obtain such other licenses, permits, approvals, consents and authorizations, which may be required by local governmental or other regulatory agencies for the Site, its preparation, the charging of the Equipment with its Cobalt Supply, the conduct of Acceptance Tests, and the use of the Equipment all as more fully set forth in the LGK Agreement.

        3. Commencement of Term. The Term (hereinafter defined) of this Agreement shall commence upon successful completion of the Acceptance Tests and the performance of the first clinical Gamma Knife procedure at the Site (the "Commencement Date"). Medical Center shall become liable to GKF for the payments referred to in Paragraph 6 hereinbelow upon the Commencement Date.

        4. Costs of Site Preparation; Costs of Installation. Medical Center's obligations shall include preparation of plans and specifications for the construction and preparation of the Site in such form as will result in the Site, when constructed in accordance with such plans and specifications, being in full compliance with Elekta's Site Planning Criteria. Medical Center shall at its own expense and risk, prepare, construct and make ready the Site as necessary, for the installation of the Equipment, including, but not limited to, providing any temporary and/or permanent shielding for the charging of the equipment and its use, selecting and preparing a proper foundation for the Equipment and for such shielding and walls, as well as proper alignment of the Site and wiring. Medical Center shall be financially responsible for the positioning of the Equipment on its foundation at the Site.

        Medical Center shall also at its own expense select, purchase and install all radiation monitoring equipment and devices, safety circuits and radiation warning signs needed for the Equipment at the Site, required by all applicable federal, state and local laws and regulations.

        Upon completion of the Site, Medical Center shall warrant that the Site will be safe and suitable for its use of the Equipment. Medical Center shall fully indemnify and hold harmless GKF from any and all loss, liability, damage, expense or claim (including attorneys' fees) which GKF may suffer and incur and which relate to the Site and the Equipment's positioning thereon.

        Medical Center shall be responsible for any damage to the Equipment caused by (a) defects in construction of the Site or defects in the positioning of the Equipment at the Site by Medical Center; (b) defects arising out of materials or parts provided, modified or designed by Medical Center with respect to the Site; or (c) negligent or intentional acts of


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omission or commission by Medical Center or any of its officers, agents, physicians, and employees in connection with the Site preparation or operation of the Equipment at the Site.

        Medical Center warrants that it shall utilize its best efforts to fulfill on an expeditious basis its obligations under this Paragraph 4. Medical Center further warrants that it shall on a regular basis keep GKF informed of Medical Center's progress in fulfilling its obligations pursuant to this Paragraph 4. GKF shall deliver the Equipment to the Medical Center's designated loading dock on July 1, 1999. Should GKF fail to deliver the Equipment no later than thirty (30) days after July 1, 1999 GKF shall pay Medical Center $100,000. Should Medical Center not have all site preparations completed by the delivery date specified by a separate agreement plus a sixty (60) day grace period such that the site is acceptable for positioning and installation of the equipment, Medical Center shall reimburse GKF at an interest rate of Bank of America's prime rate plus 2% on GKF's equipment cost until the Site is prepared to allow positioning and installation of the equipment.

        5. Term of the Equipment. GKF agrees to provide to Medical Center the Equipment pursuant to the terms of this Agreement, for a term of ten (10) years from the Commencement Date as described in Paragraph 3 hereinabove (the "Term"), unless terminated earlier as provided herein.

        6. Per Procedure Payments. Medical Center shall pay to GKF a per procedure payment of for the use of the Equipment pursuant to Exhibit I. A procedure shall be defined as a single patient treatment session that may include one or more isocenters during that session. Medical Center shall be billed on the fifteenth (15th) and the last day of each month for the actual number of procedures performed during the first and second half of the month, respectively. Medical Center shall pay the procedures invoiced within thirty
(30) days after receipt of the invoice. Interest shall begin to accrue at the rate of 1-1/2% per month on all invoices remaining unpaid after 45 days. After twenty four (24) months of service, and every twelve (12) months thereafter, the parties agree to review and renegotiate the payment provisions of this paragraph, including consideration of payment as a percentage of the Medical Center's reimbursement (although GKF shall be under no obligation to change such payment provisions).

        7. Use of the Equipment. The Equipment may be used by Medical Center only at the location stated above and shall not be removed therefrom. Medical Center shall not assign or sublease the Equipment or its rights hereunder without the prior written consent of GKF which consent shall not be unreasonably withheld. Medical Center may, however, permit the equipment to be used by trained personnel that are not employees of Medical Center. No permitted assignment or sublease shall relieve Medical Center of any of its obligations hereunder. Medical Center shall not use nor permit the Equipment to be used in any manner nor for any purpose for which, in the opinion of Elekta, the Equipment is not


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designed or reasonably suitable. Medical Center shall not permit any liens, whether voluntary or involuntary, to attach to the Equipment, without the prior written consent of GKF. Medical Center shall have no interest in the Equipment other than the rights acquired as a lessee hereunder and the Equipment shall remain the property of GKF regardless of the manner in which it may be installed or attached at the Site. Medical Center shall, at GKF's reasonable request, affix to the Equipment tags, decals, or plates furnished by GKF, indicating GKF's ownership of the Equipment.

        8. Additional Covenants of Medical Center. In addition to the other covenants made by Medical Center, Medical Center shall at its own cost and expense:

        (a) Provide properly trained professional, technical and support personnel and supplies required for the proper performance of medical procedures utilizing the Equipment (subject to Elekta's obligation to provide training of Medical Center personnel, as provided in the LGK Agreement).

        (b) Assume all medical and financial responsibility for the overseers' monitoring of all patients' medical condition and treatment.

        (c) Fully comply with all of its obligations under the LGK Agreement.

        (d) Indemnify GKF as herein provided: (i) Medical Center hereby agrees to fully indemnify and/or reimburse (including reasonable attorneys' fees) GKF on a prompt basis for any and all damage to the Equipment (including any violations by Medical Center, its agents, officers, physicians, employees, successors and assigns of the Service Agreement described in Paragraph 15 hereof) to the extent such damages are caused by the negligent or wrongful acts or omissions of Medical Center, its agents, officers, physicians and employees and are in excess of insurance proceeds recovered by GKF. In the event the Equipment is destroyed or rendered unusable, this indemnification shall extend up to (but not exceed) the full replacement value of the Equipment at the time of its destruction less salvage value, if any. (ii) Medical Center hereby further agrees to indemnify and hold GKF, its agents, officers, employees, successors and assigns, harmless from and against any and all claims, liabilities, obligations, losses, damages, injuries, penalties, actions, costs and expenses (including reasonable attorneys' fees) for all events and/or occurrences described in Article 7.3 of the LGK Agreement to the same extent that Medical Center agrees to indemnify Elekta thereunder. Medical Center further agrees to fully indemnify and hold harmless GKF for any loss, damage, claim, or expense (including reasonable attorneys' fees) GKF may suffer or incur as a result of Medical Center's breach or breach alleged in litigation with regard to the LGK Agreement. GKF shall give prompt notice to Medical Center of any claim and Medical Center at its option and expense may assume the primary defense of the claim. Any compromise or settlement shall require the prior written consent of GKF which consent shall not be unreasonable withheld.


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        (e) Provide reasonable and customary marketing materials (i.e.
brochures, announcements, etc.), marketing support, and an administrative and physician (i.e. seminars by neurosurgeons and radiation oncologists to referring physicians, etc.) commitment to this clinical service. Medical Center and GKF personnel shall jointly develop and agree upon a marketing plan and budget. Not less than ninety (90) days prior to the First Procedure Date and the commencement of each succeeding twelve (12) month period of the Term. As funds are expended by Medical Center shall submit invoices (together with documentary evidence supporting the invoices) for its expenditures and, promptly following the receipt of such invoices, GKF shall reimburse Medical Center * of the expenditures up to the limit of * , unless said limit is waived by GKF.

        9. Additional Covenants, Representations and Warranties of GKF. In addition to the other covenants, representations and warranties, made by GKF in this Agreement:

        (a) GKF represents and warrants that GKF has full power and authority to enter into this Agreement, and that this Agreement does not and will not violate any agreement, contract or instrument binding upon GKF.

        (b) GKF represents and warrants to Medical Center that, upon delivery of the Equipment to Medical Center, GKF shall use its best faith efforts to require that Elekta meets its contractual obligations to GKF and in putting the Equipment, as soon as possible, into good, safe and serviceable condition and fit for its intended use in accordance with the manufacturer's specifications, guidelines and field modification instructions.

        (c) GKF represents and warrants that throughout the term of this Agreement, subject to the second paragraph of section 10 below it has good marketable title to the equipment, and Medical Center shall enjoy the use of the Equipment, free of the rights of any other persons except for those rights reserved by GKF or granted to Elekta under the LGK Agreement.

        (d) During the entire term of this agreement and subsequent extension thereof, GKF shall maintain in full force and effect: (i) the Service Agreement referenced in Paragraph 15 hereof; and (ii) any other service or other agreements required to fulfill GKF's obligations to Medical Center under this Agreement. GKF represents and warrants that during the entire term of this agreement and any subsequent extensions thereof, that it will fully pursue any and all remedies it may have against Elekta under the Service Agreement to insure that Elekta fully performs its obligations under the Service Agreement and that the Equipment will be in conformity with Elekta's warranties so that it is free from defects in design, materials, and workmanship which result in noncompliance with the specifications and/or Elekta's warranties to GKF. In no event, however, shall the warranty obligations of GKF to Medical Center with respect to the Equipment be greater or more extensive than Elekta's warranty obligations to GKF with respect to the Equipment.


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        10. Ownership/Title. It is expressly understood that Medical Center shall acquire no right, title or interest in or to the Equipment, other than the right to the possession and use of the same in accordance with the terms of this Agreement.

        GKF may at its sole discretion finance the Equipment. Financing may be in the form of an installment loan or a capitalized lease or other commercially available debt instrument. Should GKF finance the Equipment through an installment loan, GKF shall be required to provide the Equipment as collateral against the loan. Should GKF finance the Equipment through a capitalized lease title shall vest with the lessor until GKF exercises its buy-out option. In addition, should GKF finance the Equipment, said agreement may be used as collateral against the loan. In all of the foregoing situations, GKF shall use its best efforts to cause the entity financing the equipment to agree not to disturb the rights of the Medical Center under this Agreement so long as the Medical Center does not default on its obligations hereunder. In the event the financial entity forecloses on GKF's interest in the equipment of this Agreement and said foreclosure is not cured within 45 days and the financing entity elects not to assume GKF's obligations, Medical Center may elect to purchase the equipment for its fair market value or principal balance, whichever is higher.

        11. Cost of Use of the Equipment. Except as is otherwise provided herein, Medical Center shall bear the entire cost of using the Equipment during the Term of this Agreement. This shall include, but not be limited to, providing trained professionals, technical and support personnel and supplies to properly operate the Equipment. Medical Center shall be fully responsible and liable for all acts and/or omissions of such professional, technical and support personnel.

        12. Taxes. GKF shall pay any personal property taxes levied against the Equipment and any other taxes or governmental fees or assessments, however denoted, whether of the federal government, any state government or any local government, levied or based on this Agreement or the use of the Equipment except for those taxes, if any, pertaining to the gross income or gross receipts of Medical Center.

        13. Maintenance and Inspections. GKF agrees to exercise due and proper care in the maintenance of the Equipment and to keep the Equipment in a good state of repair, reasonable wear and tear excepted. Medical Center shall be responsible for all damage to the Equipment caused by the misuse, negligence, improper use or other intentional or negligent acts or omissions of Medical Center's employees, officers, agents, and physicians.

        GKF (and Elekta) shall have the right of access to the Equipment for the purpose of inspecting and repairing the same at all reasonable times and upon reasonable prior written notice and shall use all reasonable efforts not to interfere with Medical Center's use of the Equipment. In the event the Equipment is improperly used by Medical Center or its employees, agents, officers, and physicians, GKF may service or repair the same as


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needed and such expense shall be paid by Medical Center, unless the repair is covered by the Service Agreement described in Paragraph 15 hereof.

        Any work so performed by or in the service or maintenance of the Equipment as a result of Medical Center's failure or neglect to do so shall not deprive GKF of any of its rights, remedies or actions against Medical Center for damages caused by such failure or neglect. If, thirty (30) days after giving of written notice by Medical Center, GKF fails to make the repairs it is required to make under this Agreement, Medical Center may make the repairs. GKF shall reimburse Medical Center for the cost of the repairs within thirty (30) days, following receipt of Medical Center's invoice.

        14. Equipment Modifications/Additions/Upgrades. The parties agree that the necessity and financial responsibility for modifications/additions/upgrades to the Equipment, including the reloading of the Cobalt-60 source, shall be discussed and mutually decided by GKF and Medical Center. If GKF and Medical Center agree to reload the Cobalt-60 source (in approximately year 8 of the initial term), GKF shall be responsible for the expenses relate to the Cobalt-60 reloading and Medical Center shall be responsible for any site costs associated with the Cobalt-60 reload. If the reloading of the Equipment occurs, the original term shall be extended for 8 years less the number of years remaining in the original term. GKF shall reimburse Medical Center for the cost of the repairs within thirty (30) days, following receipt of Medical Center's invoice.

        15. Service Agreement. GKF warrants that it shall simultaneously with the execution of this Agreement enter into a Service Agreement with Elekta in the form of Exhibit C attached to this Agreement.

        16. Termination If, after the initial twenty-four (24) month period of service, and subsequent 12 month periods of service, Medical Center does not provide GKF with a reasonable economic justification to continue providing Gamma Knife services hereunder, then and in that event, GKF shall have the option of terminating this Agreement upon the giving of written notice to Medical Center of said termination not less than ninety (90) days prior to GKF's designated termination date.

        17. Options to Extend Agreement.

        (a) Medical Center shall have the option at the end of the ten (10) year initial Term to:

                (i) Renegotiate this Agreement for a five (5) year renewal term.

                (ii) Terminate this Agreement. If Medical Center terminates this Agreement at the end of the initial term, GKF shall remove the Gamma Knife within an


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agreed upon period of time after the expiration of the ten (10) year initial
Term not in excess of 90 days.

                Medical Center shall exercise one (1) of the two (2) options referred to above, by mailing an irrevocable written notice thereof to GKF at Four Embarcadero Center, Suite 3620, San Francisco, California, 94111, by registered mail, postmarked on or before the end of the ninth (9th) year of the ten (10) year initial Term of this Agreement. Any such notice shall be sufficient if it states in substance that Medical Center elects to exercise its option and states which of the two (2) options referred to above Medical Center is exercising.

        18. No Warranties by GKF. Medical Center warrants that as of the Commencement Date, it shall have (a) thoroughly inspected the Equipment; (b) determined for itself that all items of the Equipment are of a size, design, capacity and manufacture selected by it; and (c) satisfied itself that to the best of its knowledge the Equipment is suitable for Medical Center's stated purposes. GKF SUPPLIES THE EQUIPMENT "AS IS" AND NOT BEING THE MANUFACTURER OF THE EQUIPMENT OR THE MANUFACTURER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, AS TO THE EQUIPMENT'S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, DURABILITY, CAPACITY, MATERIAL OR WORKMANSHIP OR AS TO PATENT INFRINGEMENT OR THE LIKE, it being agreed that all such risks as between GKF and Medical Center, shall be borne by Medical Center. Medical Center agrees to look solely to the manufacturer (Elekta) or to suppliers of the Equipment (and its software) for any and all warranty claims. Any and all warranties made by Elekta will be in its good faith best efforts enforced by GKF on behalf of Medical Center during the ten (10) year initial Term hereof. Medical Center agrees that GKF shall not be responsible for the delivery, installation, or operation of the Equipment or for any delay or inadequacy of any or all of the foregoing. GKF shall not be responsible for any direct or indirect consequential loss or damage resulting from the installation, operation or use of the Equipment or otherwise. Medical Center expressly waives any right to hold GKF liable hereunder for any claims, demands and liabilities arising out of or in connection with the design, manufacture, possession or operation of the Equipment.

        19. Events of Default and Remedies. The occurrence of any one of the following shall constitute an Event of Default hereunder:

        (a) Medical Center fails to pay any installment of semi-monthly procedure payments when due when such default continues for a period of thirty
(30) days after notice thereof from GKF or its assignee is given to Medical Center.

        (b) Medical Center attempts to remove, sell, transfer, encumber, sublet or part with possession of the Equipment or any items thereof, except as expressly permitted herein;


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        (c) Medical Center shall fail to observe or perform any of the other obligations required to be observed or performed by Medical Center hereunder and such failure shall continue uncured for thirty (30) days after written notice thereof to Medical Center by GKF provided, however, that if the nature of the default is such that it cannot reasonably be cured within the thirty (30) day period, the Medical Center shall not be deemed to be in default if it shall commence to cure the default within the thirty (30) day period and diligently effect the cure within a period not exceeding an additional thirty (30) days;

        (d) Medical Center ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or it or its shareholders shall take any action looking to its dissolution or liquidation.

        (e) Within sixty (60) days after the commencement of any proceedings against Medical Center seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty (30) days after the appointment without Medical Center's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

        Upon the occurrence of an Event of Default, GKF may at its option do any or all of the following: (i) by notice to Medical Center, terminate this Agreement as to the Equipment in default, wherever situated, and for such purposes, enter upon the Site without liability for so doing or GKF may cause Medical Center and Medical Center hereby agrees to return the Equipment to GKF at Medical Center's sole cost and expense; (ii) recover from, as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to the present value of the unpaid estimated future lease payments by Medical Center to GKF through the end of the Agreement term discounted at the rate of nine percent (9%), which payment shall become immediately due and payable. Unpaid estimated future lease payments shall be based on the prior 12 months lease payments with a five percent (5%) increase; (iii) sell, dispose of, hold, use or lease the Equipment in default, as GKF in its sole discretion may determine (and GKF shall not be obligated to give preference to the sale, lease or other disposition of the Equipment over the sale, lease or other disposition of similar Equipment owned or leased by GKF). In any event, Medical Center shall, without further demand, pay to GKF an amount equal to all sums due and


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payable for all periods up to and including the date on which GKF had declared this Agreement to be in default.

        In the event, that Medical Center shall have paid to GKF the liquidated damages referred to in (iii) above, GKF hereby agrees to pay to Medical Center promptly after receipt thereof, all rentals or proceeds received from the reletting or sale of the Equipment during the balance of the ten (10) year initial Term (after deduction of all expenses incurred by GKF; said amount never to exceed the amount of the liquidated damages paid by Medical Center). Medical Center agrees that GKF shall have no obligation to sell the Equipment. Medical Center shall in any event remain fully liable for reasonable damages as provided by law for all costs and expenses incurred by GKF on account of such default, including but not limited to, all court costs and reasonable attorneys' fees. Medical Center hereby agrees that, in any event, it shall be liable for any deficiency after any sale, lease or other disposition of the Equipment by GKF. The rights afforded GKF hereunder shall not be deemed to be exclusive, but shall be in addition to any other rights or remedies provided by law.

        20. Insurance.

        (a) During the ten (10) year initial Term of this Agreement (and any successive terms) GKF shall, at its own cost and expense, keep in effect an all risk and hazard insurance policy covering the Equipment. The all risk and hazard insurance policy shall be for an amount not less than the replacement cost of the Equipment. During the ten (10) year initial Term of this Agreement, Medical Center shall, at its own cost and expense keep in effect public liability and professional liability insurance policies concerning the operation of the Equipment by Medical Center. Said policies shall be in the amounts of not less than $1,000,000 per occurrence and $5,000,000 in aggregate per year. Medical Center and GKF, their successors and assigns, shall be named as additional insureds and/or loss payees on the insurance policies maintained hereunder by the other party. Evidence of such insurance coverages shall be furnished by both parties to the other party upon written request, by no later than the Commencement Date.

        (b) If the Equipment is rendered unusable as a result of any physical damage to, or destruction of, the Equipment, Medical Center shall give to GKF prompt notice. GKF shall determine, within thirty (30) days after the date of occurrence of such damage or destruction, whether the Equipment can be repaired. In the event GKF determines that the Equipment cannot be repaired, subject to section 8(d), GKF at its sole cost and expense shall promptly replace the Equipment. This Agreement shall continue in full force and effect as though such damage or destruction had not occurred except that the term of the Agreement shall be extended by the time the Equipment was rendered unusable. In the event GKF determines that the Equipment can be repaired, GKF shall cause the Equipment to be promptly repaired, subject to section 8(d).


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        21. Notices. Any notices required under this Agreement shall be sent in writing and shall be deemed to have been duly given if delivered by hand or mailed by certified or registered mail to the following addresses:

               To GKF:              Chief Executive Officer
                                    Four Embarcadero Center, Suite 3620
                                    San Francisco, CA 94111


               To Medical Center:   Chief Executive Officer
                                    Froedtert Memorial Lutheran Hospital
                                    9200 W. Wisconsin Avenue
                                    Milwaukee, WI 53226


Or to such other addresses as either party may specify for the reception of notice from time to time in writing to the other party. Any such notice shall be effective only when actually received by the party to whom addressed.

        22. Integration/Supersedure. This Agreement contains the full and entire Agreement between the parties hereto, and no oral or written understanding is of any force or effect whatsoever unless expressly contained in a writing executed subsequent to the date of this Agreement.

        23. Waivers. To the extent that either party fails or chooses not to pursue any of its remedies under this Agreement or pursuant to applicable law, such shall not prejudice that party's rights to pursue any of those remedies at any future time and shall not constitute a waiver of rights.

        24. Assignments. This Agreement is binding upon and shall inure to the benefit of the permitted successors or assigns of the respective parties hereto, except that neither party may assign its rights or obligations under this Agreement without the express written consent of the other (which consent shall not be unreasonably withheld).

        25. Amendments. This Agreement shall not be amended or altered in any manner unless such amendment or alteration is in a writing signed by both parties.

        26. Record-Keeping Requirements. To the extent required by the regulations promulgated by the Health Care Financing Administration pursuant to
Section 952 of the Omnibus Reconciliation Act of 1980, GKF shall:


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        (a) Until the expiration of four (4) years following the furnishing of services pursuant to this Agreement, GKF agrees to make available upon written request of the Secretary of Health and Human Services or the U.S. Comptroller General or any of their duly authorized representatives, this Agreement, any books, documents and records necessary to verify the nature and extent of costs incurred by Medical Center by reason of the activities of GKF under this Agreement; and

        (b) If GKF elects to delegate any of its duties under this Agreement (which have a cost or value of Ten Thousand Dollars ($10,000.00) or more over a twelve (12) month period) to a related organization, GKF may do so only through a subcontractor which is consented to by Medical Center, it being understood that, inasmuch as Medical Center is entering into this Agreement in reliance on GKF's reputation and expertise, that Medical Center shall be the sole judge of the reputation and expertise of the proposed delegee, and only through a subcontractor which provides that, until the expiration of four (4) years following the furnishing of services under such subcontract, the related organization shall make available, on request of the Secretary of Health and Human Services or the U.S. Comptroller General or any of their authorized representatives, the subcontract, and books, documents and records of the nature and extent of costs incurred by Medical Center by reason of activities of such related organization under such subcontract. No delegation by GKF of its duties hereunder shall relieve GKF from liability hereunder.

        27. Miscellaneous Provisions.

        (a) The invalidity or unenforceability of any portion or provision of this Agreement shall not effect the validity or enforceability of any other portion, nor shall either party's implied or express consent to the breach or waiver of any provision of this Agreement constitute a waiver of such provision as to any subsequent breach.

        (b) In the event of any claim or controversy arising hereunder, the prevailing party in such claim or controversy shall be entitled to a reasonable attorneys' fee in addition to whatever other relief said party would be otherwise entitled.

        (c) Force Majeure. Failure to perform by either party will be excused in the event of any delay or inability to perform its duties under this Agreement directly or indirectly caused by conditions beyond its reasonable control including without limitation, fires, floods, earthquakes, snow, ice, disasters, Acts of God, accidents, riots, wars, operation of law, strikes, governmental action or regulations, shortages of labor, fuel, power, materials, manufacturer delays or transportation problems.

        IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written.



Medical Center                              GK Financing, LLC


By: /s/ William B. Petasnick                By: /s/ Craig K. Tagawa
   --------------------------------            ---------------------------------
   President & CEO                             Chief Executive Officer
   Froedtert Memorial Lutheran Hospital

                                    Exhibit 1

                             PER PROCEDURE PAYMENTS


Annual Procedures Performed                               Fee Per Procedure
---------------------------                               -----------------
         *                                                         *
         *                                                         *
         *                                                         *
         *                                                         *

Note: Procedure counts will revert to zero on each anniversary of the Commencement Date.